SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

SENSIENT TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[LOGO]

March 2003

Dear Fellow Shareholder:

You are invited to attend the Annual Meeting of Shareholders of Sensient Technologies Corporation. The meeting will be held on Thursday, April 24, 2003, at 2:00 p.m., Eastern Time, at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, DC.

We hope that you will be able to join us at the meeting to review the year and take a look at what the future holds for our company. In addition, the business to be transacted is: (i) to elect three directors of the Company as described in the accompanying Proxy Statement; (ii) to ratify the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for 2003, and (iii) to transact such other business as may properly come before the meeting or any adjournment thereof.

Whether or not you plan to attend, it is important that you exercise your right to vote as a shareholder. Please indicate your vote on the enclosed proxy card and return it promptly using the envelope provided or vote by telephone or by Internet according to the instructions on the enclosed proxy card. Be assured that your votes are completely confidential.

On behalf of the officers and directors of the Company, we want to thank you for your continued support and confidence.

Sincerely,

/s/  Kenneth P. Manning

Kenneth P. Manning

Chairman, President and Chief Executive Officer

Enclosures

SENSIENT TECHNOLOGIES CORPORATION

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

Notice of Annual Meeting

To Be Held April 24, 2003

To the Shareholders of

Sensient Technologies Corporation:

NOTICE IS HEREBY GIVEN that the 2003 Annual Meeting of Shareholders (“Meeting”) of Sensient Technologies Corporation, a Wisconsin corporation (“Company”), will be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, DC, on Thursday, April 24, 2003, at 2:00 p.m., Eastern Time, for the following purposes:

1. To elect three directors of the Company as described in the accompanying Proxy Statement.

2. To ratify the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for 2003.

3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 10, 2003 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting and any adjournments thereof.

We encourage you to attend the Meeting and vote your shares in person. However, whether or not you are able to attend the Meeting, please complete the enclosed proxy and return it promptly using the envelope provided or vote by telephone or by Internet according to the instructions on the enclosed proxy card, so that your shares will be represented at the Meeting. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by attending the Meeting and voting in person. Your attention is directed to the attached proxy statement and accompanying proxy.

On Behalf of the Board of Directors

John L. Hammond

Secretary

Milwaukee, Wisconsin

March 21, 2003

SENSIENT TECHNOLOGIES CORPORATION

777 East Wisconsin Avenue

Milwaukee, Wisconsin 53202

(414) 271-6755

PROXY STATEMENT

for

ANNUAL MEETING OF SHAREHOLDERS

to be held on

April 24, 2003

GENERAL

This proxy statement and accompanying proxy are first being furnished to the shareholders of Sensient Technologies Corporation, a Wisconsin corporation (“Company”), beginning on or about March 21, 2003, in connection with the solicitation by the Board of Directors of the Company (“Board”) of proxies for use at the Company’s 2003 Annual Meeting of Shareholders to be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, DC, on Thursday, April 24, 2003, at 2:00 p.m., Eastern Time, and at any adjournments thereof (“Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and in this proxy statement.

Accompanying this proxy statement are a Notice of Annual Meeting of Shareholders and a form of proxy solicited by the Board for the Meeting. The Annual Report to Shareholders, which also accompanies this proxy statement, contains financial statements for the three years ended December 31, 2002, and certain other information concerning the Company. The Annual Report and financial statements are neither a part of this proxy statement nor incorporated herein by reference.

Only holders of record of the Company’s Common Stock (“Common Stock”) as of the close of business on March 10, 2003, are entitled to notice of, and to vote at, the Meeting. On that date, the Company had 47,290,349 shares of Common Stock outstanding, each of which is entitled to one vote on each proposal submitted for shareholder consideration at the Meeting.

A proxy, in the enclosed form, which is properly executed, duly returned to the Company or its authorized representatives or agents and not revoked or which has been properly voted by telephone or by Internet according to the instructions on the enclosed proxy card and not revoked will be voted in accordance with the shareholder’s instructions contained in the proxy. If no instructions are indicated on the proxy, the shares represented thereby will be voted as follows:

•	FOR the Board’s three nominees for director;

•	FOR ratification of the Board’s appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2003; and

•	On such other matters that may properly come before the Meeting in accordance with the best judgment of the individual proxies named in the proxy.

Any shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Secretary of the Company. Any shareholder attending the Meeting may vote in person whether or not the shareholder has previously filed a proxy. Presence at the Meeting by a shareholder who has signed a proxy does not in itself revoke the proxy. The shares represented by all properly executed proxies received prior to the Meeting will be voted as directed by the shareholders.

The cost of soliciting proxies will be borne by the Company. Proxies may be solicited by directors, officers or employees of the Company in person, by telephone or by telegram. The Company will use the services of D.F. King & Co., Inc., New York, New York, to aid in the solicitation of proxies. Their charges will be $7,500 plus reasonable expenses. The Company will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses in sending proxy materials to the beneficial owners.

ITEM 1.

ELECTION OF DIRECTORS

The Board of Directors consists of eleven members divided into three classes of four, four and three directors each. One class is elected each year to serve for a term of three years.

Three directors are to be elected at the Meeting. All of the nominees, Messrs. Bergstrom, Hickey and Manning, are currently directors of the Company. Incumbent director Mr. James L. Forbes is retiring after fourteen years of service, having reached the age of 70, which is the mandatory retirement age for members of the Board of Directors under the Company’s Bylaws. Although there will be a vacancy on the Board upon Mr. Forbes’s retirement at the Annual Meeting, the Board has determined not to nominate a person for election at the Annual Meeting to fill such vacancy because the Board has not identified a suitable nominee at this time. All of the nominees are being nominated for three-year terms expiring in 2006. The remaining seven directors will continue to serve in accordance with their previous elections.

It is intended that the persons named as proxies in the accompanying proxy will vote FOR the election of the Board’s three nominees. If any nominee should become unable to serve as a director prior to the Meeting, the shares represented by proxies otherwise voted in favor of the Board’s three nominees or which do not contain any instructions will be voted FOR the election of such other person as the Board may recommend.

Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, “plurality” means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares of Common Stock which are not voted on this matter at the Meeting (whether by abstention, broker nonvote or otherwise) will have no effect on the election of directors at the Meeting.

Pursuant to the Company’s Bylaws, written notice of other qualifying nominations by shareholders for election to the Board must have been received by the Secretary no later than March 5, 2003. As no notice of any such other nominations was received, no other nominations for election to the Board of Directors may be made by shareholders at the Meeting.

Set forth below is certain information about the Board’s nominees and the seven continuing members.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL NOMINEES. SHARES OF COMMON STOCK REPRESENTED AT THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED FOR ALL NOMINEES.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Terms Expiring April, 2006

Name and Age		Position with Company or Other Occupation	Year First Elected Director
John F. Bergstrom C, E, N	56	Chairman and Chief Executive Officer of Bergstrom Corporation, which owns automotive dealerships and commercial real estate; Director of Wisconsin Energy Corporation, Kimberly-Clark Corporation, Midwest Express Holdings, Inc. and Banta Corporation.	1994
William V. Hickey A, E, F	58	President, Chief Executive Officer and Director of Sealed Air Corporation, a leading global manufacturer of a complementary line of protective, food and specialty packaging materials and systems; Director of Public Service Enterprise Group Incorporated. (1)	1997
Kenneth P. Manning E, S	61	Chairman of the Board, President and Chief Executive Officer of the Company; Director of Badger Meter, Inc. and Sealed Air Corporation. (2)	1989

A—Audit Committee	F—Finance Committee
C—Compensation and Development Committee	N—Nominating and Corporate Governance Committee
E—Executive Committee	S—Scientific Advisory Committee

(1)	Mr. Hickey served as President and Chief Operating Officer of Sealed Air Corporation from 1996 to 2000 and as its Executive Vice President and Chief Operating Officer from 1994 to 1996.

(2)	Mr. Manning was elected Chief Executive Officer effective October 1, 1996, and was elected Chairman effective April 30, 1997.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Terms Expiring April, 2004

Name and Age		Position with Company or Other Occupation	Year First Elected Director
Michael E. Batten F, N	62	Chairman of the Board and Chief Executive Officer of Twin Disc, Inc., a manufacturer of transmission components; Director of Briggs & Stratton Corporation.	1980
Dr. Fergus M. Clydesdale F, S	66	Professor and Head of the Department of Food Science at the University of Massachusetts— Amherst.	1998
James A.D. Croft A, C	65	Retired; Director of Richard Ellis Holdings Limited, Property and Investment Consultants to 1998; Chairman, Bartlodge, Ltd. since 1998.	1997
Essie Whitelaw C, N	55	Senior Vice President of Private Sector Claims Administration, Wisconsin Physician Services, since 2001; President and Chief Operating Officer of Blue Cross & Blue Shield United of Wisconsin, a comprehensive health insurer, to 2000.	1993

A—Audit Committee	F—Finance Committee
C—Compensation and Development Committee	N—Nominating and Corporate Governance Committee
E—Executive Committee	S—Scientific Advisory Committee

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

Terms Expiring April, 2005

Name and Age		Position with Company or Other Occupation	Year First Elected Director
Richard A. Abdoo C, N	59	Chairman, President and Chief Executive Officer of Wisconsin Energy Corp., a supplier of electric, gas and real estate development services; Director of AK Steel Holding Corporation, Marshall & Ilsley Corp. and Cobalt Corporation.	1999
Alberto Fernandez A, S	56	Chairman of Pyosa, S.A. de C.V., a Mexican chemical company specializing in lead oxides, fine chemicals and dyes.	1999
Robert J. O’Toole F, N	62	Chairman, President and Chief Executive Officer of A. O. Smith Corporation, a manufacturer of electric motors and water heaters; Director of Briggs & Stratton Corporation and Factory Mutual Insurance Company.	2002

A—Audit Committee	F—Finance Committee
C—Compensation and Development Committee	N—Nominating and Corporate Governance Committee
E—Executive Committee	S—Scientific Advisory Committee

Except as noted, all nominees and directors continuing in office have held their current positions or otherwise have served in their respective positions with the listed organizations for more than five years. Except as set forth under “Certain Relationships and Affiliated Transactions” below, no director, nominee for director or executive officer had any material interest, direct or indirect, in any business transaction of the Company or any subsidiary during 2002, nor does any director, nominee or executive officer have any material interest, direct or indirect, in any such proposed transaction.

The Board of Directors met five times during 2002, and each director attended at least 75% of the meetings of the Board and the Board Committees on which he or she served that were held during the period in which he or she was a director.

Committees of The Board of Directors

The Executive Committee of the Board of Directors, which currently consists of Messrs. Bergstrom, Forbes, Hickey and Manning, met three times in 2002. This Committee has the power and authority of the Board of Directors in directing the management of the business and affairs of the Company in the intervals between Board of Directors meetings, except to the extent limited by law, and reports its actions at regular meetings of the Board.

The Audit Committee of the Board of Directors met three times during 2002. Messrs. Croft, Fernandez, Forbes and Hickey are the current members of the Audit Committee. All members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange and the Securities and Exchange Commission (“SEC”). This Committee, among other things: (i) has sole responsibility to appoint, terminate, compensate and oversee the independent auditors of the Company and to approve any audit and permitted non-audit work by the independent auditors; (ii) reviews the adequacy and appropriateness of the Company’s internal control structure and recommends improvements thereto, including management’s assessment of internal controls and the internal audit function; (iii) reviews with the independent auditors their reports on the consolidated financial statements of the Company and the adequacy of the financial reporting process, including the selection of accounting policies; (iv) reviews and discusses with management the Company’s practices regarding earnings press releases and the provision of financial information and earnings guidance to analysts and ratings agencies; (v) obtains and reviews an annual report of the independent auditor covering the independent auditor’s quality control, any inquiry or investigation by governmental or professional authorities within five years and independence; (vi) sets hiring policies for employees or former employees of the independent auditors; (vii) establishes procedures for receipt of complaints about accounting or auditing matters and (viii) reviews the adequacy and appropriateness of the various policies of the Company dealing with the principles governing performance of corporate activities. These policies, which are set forth in the Company’s Code of Conduct, include antitrust compliance, conflict of interest and business ethics. On December 5, 2002, in connection with recent reforms in corporate governance promulgated by the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and pursuant to New York Stock Exchange proposed rules, the Board of Directors adopted a revised written charter for the Audit Committee, which is incorporated in the Company’s Bylaws. The revisions provide for the Committee to exercise significantly expanded responsibilities. The Audit Committee reviews and reassesses the adequacy of this charter at least annually. A copy of the written charter is attached as Appendix A to this proxy statement. The Board also approved on December 5th a Code of Ethics for Senior Financial Officers and certain revisions to the Code of Conduct, all as contemplated by the Sarbanes-Oxley Act.

The current members of the Compensation and Development Committee of the Board of Directors, which held three meetings during 2002, are Messrs. Abdoo, Bergstrom and Croft and Ms. Whitelaw. This Committee, among other things: (i) reviews and approves all compensation programs for senior management of the Company, including salary structure, base salary and short-term and long-term incentive compensation plans, including stock options and non-qualified fringe benefit programs; (ii) prepares reports for the annual proxy statement; (iii) reviews and approves annual changes in each elected officer’s compensation including base salary and short-term and long-term incentive awards, and approves all executive employment contracts; (iv) annually recommends to the Board of Directors the election of Company officers; and (v) annually reviews the performance of the Chief Executive Officer and reviews and approves the Chief Executive Officer’s management development and succession plans for the Company. On December 5, 2002, the Board of Directors revised the Compensation and Development Committee Charter to include new responsibilities arising from the recent corporate governance reforms.

The Finance Committee of the Board of Directors, currently consisting of Messrs. Batten, Forbes, Hickey and O’Toole and Dr. Clydesdale, held one meeting during 2002. Among other things, this Committee reviews and monitors the Company’s financial planning and structure to ensure conformance with the Company’s requirements for growth and fiscally sound operation, and also reviews and approves: (i) the Company’s annual capital budget, long-term financing plans, existing credit facilities and investments and commercial and investment banking relationships; (ii) existing insurance programs, foreign currency management and the stock repurchase program; and (iii) the financial management and administrative operation of the Company’s qualified and nonqualified benefit plans.

The Nominating and Corporate Governance Committee of the Board of Directors, which currently consists of Messrs. Abdoo, Batten, Bergstrom and O’Toole and Ms. Whitelaw, met twice during 2002. Among other functions, this Committee: (i) studies and makes recommendations concerning the composition of the Board of Directors and its committee structure and reviews the compensation of Board and Committee members; (ii) recommends persons to be nominated by the Board of Directors for election as directors of the Company and to serve as proxies at the annual meeting of shareholders; (iii) considers nominees recommended by shareholders; (iv) assists the Board in its determination of the independent status of each director; (v) develops a set of corporate governance principles for the Company and reassesses such principles annually; and (vi) oversees the system of corporate governance and the evaluation of the Board and management from a corporate governance standpoint. On December 5, 2002 the Board of Directors also significantly revised the charter of this Committee to include new responsibilities arising from the recent corporate governance reforms. The name of the Committee was changed to reflect its expanded role in corporate governance. Recommendations by shareholders for director nominees should be forwarded to the Secretary of the Company and should identify the nominee by name and provide detailed information concerning his or her qualifications. The Company’s Bylaws require that shareholders give advance notice and furnish certain information to the Company in order to nominate a person for election as a director. See the discussion under “Future Shareholder Proposals and Nominations” on page 22.

The Scientific Advisory Committee of the Board of Directors, which currently consists of Dr. Clydesdale and Messrs. Manning and Fernandez, met twice during 2002. Among other functions, this Committee: (i) reviews the Company’s research and development programs with respect to the quality and scope of work undertaken; (ii) advises the Company on maintaining product leadership through technological innovation; and (iii) reports on new technological trends and regulatory developments that would significantly affect the Company and suggests possible new emphases with respect to its research programs and new business opportunities.

Director Compensation and Benefits

Directors who are not employees of the Company received during 2002 an annual retainer of $24,000 and fees of $1,000 for each Board and Committee meeting attended in addition to reimbursable expenses for such attendance. Each Committee chairperson received an additional $3,500 annually for serving in that capacity.

The Company has an unfunded retirement plan for non-employee directors who have completed at least three years (one full term) of service with the Company as a director. The plan provides a benefit equal to the annual retainer fee for directors in effect at the time of the director’s departure from the Board. This benefit, payable only during the lifetime of the participant, continues for a period equal to the amount of time the individual was an active director. During the benefit period, the participant must be available to the Chairman of the Board for consultation.

The Company has a Directors’ Deferred Compensation Plan available to any director who is entitled to compensation as a Board member. Under this plan, the maximum amount that is eligible to be deferred is the total of all fees paid to the director by reason of his or her membership on the Board or any Committee thereof. The plan provides that directors may defer all or part of their director fees and the deferral may be in cash or Common Stock. The fees deferred in cash are credited to individual deferred compensation accounts which bear interest at the rate of 8.0% per annum. The amounts deferred pursuant to this plan will be paid either: (i) in a lump sum on January 31st of the calendar year following the year in which the director ceases to be a director or on January 31st of any year thereafter; or (ii) in five equal consecutive annual installments commencing on January 31st of the first calendar year after the director ceases to serve as a director. In the event of death, the balance in a director’s account will be paid in a lump sum to a designated beneficiary or to the director’s estate.

The Company has a Directors Stock Option Plan for any director who is not an employee of the Company. The plan provides for each director to be granted 2,000 options every May 1. The options have an exercise price equal to the market price of the Company’s stock on the date of grant and vest in increments of one-third of the total grant on each of the first, second, and third anniversaries of the date of grant.

The Company also has a Director Stock Plan for any director who is not an employee of the Company. This plan provides for an annual grant of 300 shares of the Company’s common stock to each non-employee director on the Annual Meeting date. The shares vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the date of grant.

AUDIT COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors (“Board”), the Audit Committee of the Board (“Committee”) assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company. During 2002, the Committee met three times, and in the first and second quarters the Committee chair, as representative of the Committee, and in the third quarter the entire Committee, discussed the interim financial information contained in each quarterly earnings announcement with the Company’s Vice President, Chief Financial Officer and Treasurer, Vice President, Controller and Chief Accounting Officer and independent auditors prior to filing the Company’s Form 10-Q with the Securities and Exchange Commission. In the second and third quarters, the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-Q were reviewed, including the Company’s disclosure controls and procedures and internal controls.

In discharging its oversight responsibility as to the audit process, the Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees” and discussed with the auditors any relationships that may impact their objectivity and independence. The Committee has also considered whether the provision of any non-audit services by the auditors is compatible with maintaining the auditors’ independence. The Committee is satisfied as to the auditors’ independence. The Committee also discussed with management, the Company’s internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing. The Committee reviewed with both the independent and the internal auditors their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements. The Committee also discussed the results of the internal audit examinations.

Audit Fees

During the year ended December 31, 2002, aggregate fees (including expenses) for the annual audit of the Company’s financial statements were approximately $622,000.

All Other Fees

During the year ended December 31, 2002, aggregate fees (including expenses) for services provided by the independent auditors, other than the services described above under “Audit Fees”, were approximately $954,000, including audit related services of approximately $688,000 and non-audit services of approximately $266,000. Audit related services generally include fees for statutory audits of foreign entities, audits of the Company’s employee benefit plans, acquisition due diligence services and other services. Non-audit services primarily include tax consultation and compliance services.

At its October 2002 meeting, the Committee reviewed and approved the services currently provided by the independent auditors, and determined that all such services were in compliance with the Sarbanes-Oxley Act. The Committee also reviewed and approved a resolution authorizing the Committee Chairman to approve the appointment of the independent auditors to perform audit and permitted non-audit services.

The Committee reviewed the audited financial statements of the Company as of and for the year ended December 31, 2002, with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

Date: February 13, 2003

James L. Forbes,

Chairman

James A.D. Croft

Alberto Fernandez

William V. Hickey

PRINCIPAL SHAREHOLDERS

Management

The following table sets forth certain information as of February 28, 2003, regarding the beneficial ownership of Common Stock by each of the executive officers of the Company who is named in the Summary Compensation Table on page 15 hereof (“named executive officers”), each director and nominee, and all of the directors and executive officers of the Company as a group. Except as otherwise indicated, all shares listed are owned with sole voting and investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership and Percent of Class (1)(2)(3)
Richard A. Abdoo	6,851
Michael E. Batten	7,080
John F. Bergstrom	6,762
Richard Carney (4)	166,169
Dr. Fergus M. Clydesdale	5,898
James A.D. Croft	14,567
Alberto Fernandez	4,605
James L. Forbes	6,630
John L. Hammond	86,721
William V. Hickey	5,768
Richard F. Hobbs	331,045
Kenneth P. Manning (5)	841,402
Robert J. O’Toole	305
Ralph G. Pickles	56,299
Essie Whitelaw	5,052
All directors and executive officers as a group (20 persons)	1,658,370

(1)	Except for Mr. Manning, who beneficially owns 1.8% of the outstanding Common Stock, no director or named executive officer beneficially owns 1% or more of the Company’s Common Stock. The beneficial ownership of all directors and executive officers as a group represents 3.5% of the outstanding Common Stock. In each case this percentage is based upon the assumed exercise of that number of options which are included in the total number of shares shown (see Note (2), below).

(2)	Includes the following shares subject to stock options which are currently exercisable or exercisable within 60 days of February 28, 2003: Mr. Carney—116,000 shares; Mr. Hammond—54,999 shares; Mr. Hobbs—241,299 shares; Mr. Manning—640,100 shares; Mr. Pickles—50,299 shares; each director (other than Messrs. Manning and O’Toole)—2,667 shares; and all directors and executive officers as a group—1,203,266 shares.

(3)	Includes the following deferred shares which have been granted pursuant to the Directors’ Deferred Compensation Plan: Mr. Abdoo—3,415 shares; Mr. Fernandez—1,374 shares.

(4)	Includes 2800 shares held by Mr. Carney’s wife.

(5)	Includes 100 shares held by Mr. Manning’s daughter.

Other Beneficial Owners

The following table sets forth information regarding beneficial ownership by those persons whom the Company believes to be beneficial owners of more than 5% of the Common Stock of the Company as of February 28, 2003, based solely on review of filings made with the Securities and Exchange Commission (except as noted in (3) below).

Name and Address of Beneficial Owner	Amount and Nature of Ownership	Percent of Class (1)
Gabelli Asset Management Inc. (2)	4,727,000	10%
Fidelity Management Trust Company (3)	2,791,806	5.9%

(1)	All percentages are based on 47,340,349 shares of Common Stock outstanding as of February 28, 2003.

(2)	Gabelli Asset Management Inc. (GAMI), One Corporate Center, Rye, NY 10580 (“GAM”), filed a Schedule 13D/A on May 28, 2002, amending the Schedule 13D which was originally filed on April 16, 2001, which reported on behalf of Mario J. Gabelli, Marc J. Gabelli and various entities which either one directly or indirectly controls or for which either one acts as chief investment officer (collectively, the “Gabelli Investors”). As of the May 28, 2002 filing, the Gabelli Investors held sole voting and dispositive power with respect to 4,727,000 shares, except that one affiliate does not have the authority to vote 148,500 of the reported shares and in certain cases the proxy voting committee of a Gabelli registered investment company may exercise voting power with respect to the shares held by such fund. The Gabelli Investors do not admit that they constitute a group. The ownership information contained herein is based in its entirety on information set forth in the Schedule 13D, as amended through May 28, 2002.

(3)	Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109 (“Fidelity”) is the Trustee of the Sensient Technologies Corporation Retirement Employee Stock Ownership Plan (“ESOP”), which holds 1,808,281 shares, or 3.8% of the number of shares outstanding at February 28, 2003, and is also the Trustee of the Sensient Technologies Corporation Savings Plan (“Savings Plan”), which holds 983,525 shares of Common Stock, or 2.1% of the number of shares outstanding at February 28, 2003. Fidelity has advised the Company that it disclaims beneficial ownership of the ESOP and Savings Plan shares.

COMPENSATION AND DEVELOPMENT COMMITTEE REPORT

Introduction

This report describes the Company’s executive compensation programs and the basis on which 2002 compensation was determined with respect to the executive officers of the Company. The Committee is composed entirely of independent non-employee directors and met three times during 2002. A more complete description of the Committee functions is set forth under the heading “Committees of the Board of Directors” on page 6.

Compensation Policy and Objectives

The Company has developed an overall compensation policy and specific compensation plans that tie a significant portion of executive compensation to the Company’s success in meeting specified financial goals (“Program”). The overall objectives of the Program are to attract and retain the best possible executive talent, to motivate these executives to successfully execute the Company’s business strategy, to link executive and shareholder interests through equity-based plans and to provide a program that recognizes individual contributions and achievement.

Each year the Committee conducts a review of the Program. This review includes a meeting with an independent compensation consultant assessing the effectiveness of the Program and comparing it to similar programs of a group of corporations that represent the Company’s competition for executive talent. The Committee approves the selection of comparable companies used for this analysis. The Committee determines the compensation for the elected officers including the five most highly compensated Company executives. In reviewing individual performance, the Committee takes into account the recommendations of Mr. Manning. Key elements of the Company’s Program are base salary, short-term (annual) incentives and long-term incentives.

Base Salaries

Base salaries are initially determined by evaluating the responsibilities of the position, the experience of the individual and the competitive marketplace for executive talent, including a comparison with base salaries for comparable positions at other companies. The base salary levels of the Company’s executives are targeted at the 50th percentile of the range of base pay levels of similarly positioned executives in other companies. Base pay levels are determined using regression analysis because of the difference in size between the comparable companies and the Company. The Committee annually reviews each executive’s base salary. Adjustments are determined by evaluating the financial performance of the Company, the performance of each executive officer against job specifications, any new responsibilities and average percentage pay increases provided by the comparable companies for similar positions. In the case of executive officers with responsibility for a particular business unit, such unit’s financial results are also considered.

As reflected in the Summary Compensation Table on page 15, Mr. Manning’s base salary was increased in 2002 by $30,000 (4.5%). In determining Mr. Manning’s base salary, the Committee weighed the aforementioned criteria equally.

Annual Bonuses

The Management Incentive Plans for elected officers (“Annual Plans”) promote the Company’s Program by providing annual cash payments to executives based upon achieving overall Company, group or divisional financial goals. The Annual Plans are subject to a target of 45% to 85% of annual base salary depending on a participant’s position in the Company. The award is based on the achievement of a targeted Earnings Per Share level, and in certain cases group or division sales operating profit, for the year, with 100% of the maximum award being paid upon achieving the targeted level. Performance in excess of the targeted level allows for a payment of up to 200% of the maximum award. Target bonus award levels approximate the 50th percentile

(adjusted for company size) of comparable companies’ practices for each executive position. For performance exceeding the targeted levels, the bonus opportunities are tied to 75th percentile practices among comparable companies. In 2002, Mr. Manning’s bonus opportunity was 85% of his base salary. As reflected in the Summary Compensation Table, his bonus award was $1,184,905 or 170% of his base salary because performance exceeded the targeted level.

Stock Awards and Long-Term Incentives

Under the Company’s 1998 Stock Option Plan and 2002 Stock Option Plan, which were approved by the shareholders, restricted stock or stock options may be granted to the Company’s executive officers and other key employees. The Committee makes annual decisions regarding appropriate stock-based grants for each executive based on the following equally weighted factors. The Committee considers the Company’s financial performance, executives’ levels of responsibilities and predicted award values at the 50-75th percentile of long-term incentive compensation practices for similar positions at other companies. These factors determine the amount which may be represented by the determined grant value of options and restricted stock. Generally, restricted stock is only awarded to recognize a significant contribution to the Company’s performance. Restricted stock vests in five years. All outstanding options have an exercise price equal to the market price on the date of grant and vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the date of grant. This compensation approach is designed to provide incentive to create shareholder value over the long-term, since the full benefit of the compensation cannot be realized unless stock price appreciation occurs over a number of years. In 2002, Mr. Manning received options to purchase 150,000 shares at their fair market value on the date of grant and received 18,000 shares of restricted stock.

Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits the Company’s income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual, subject to several exceptions. The Committee intends to continue to grant bonuses under the Management Incentive Program and awards under the 1998 Stock Option Plan and the 2002 Stock Option Plan that are designed to qualify for the performance-based compensation exception. However, the Committee may grant such bonuses and awards and the Company may enter into compensation arrangements from time to time, which do not qualify for deductibility under Section 162(m).

Compensation and Development Committee

John F. Bergstrom, Chairperson

Richard A. Abdoo

James A.D. Croft

Essie Whitelaw

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information on the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers (collectively, the “named executive officers”) of the Company as of December 31, 2002.

		Annual Compensation (1)			Long-term Compensation
Name and Principal Position	Fiscal Year Ended	Base Salary ($)	Bonus ($)(2)	Other Annual Compensation ($)(3)	Restricted Stock Awards ($)(4)	Securities Underlying Options (#)	All Other Compensation ($)(5)(6)
Kenneth P. Manning	12-31-02	$697,000	$1,184,905	$139,354	$424,620	150,000	$91,905
Chairman, President and Chief Executive Officer	12-31-01 12-31-00	667,000 621,000	425,213 320,000	29,374 20,820	741,600 330,000	150,000 150,000	81,087 128,129
Richard F. Hobbs	12-31-02	337,000	438,100	91,761	165,130	50,000	41,240
Vice President, Chief	12-31-01	322,000	156,975	13,834	278,100	50,000	36,282
Financial Officer and Treasurer	12-31-00	275,000	110,000	9,049	110,000	50,000	50,964
John L. Hammond	12-31-02	227,000	295,100	8,377	94,360	25,000	26,662
Vice President, Secretary & General Counsel	12-31-01 12-31-00	218,000 203,000	106,275 70,000	7,887 7,889	185,400 88,000	25,000 25,000	23,040 31,794
Ralph G. Pickles	12-31-02	248,000	245,510	—	70,770	20,000	171,123
President-Asia Pacific Division	12-31-01 12-31-00	239,000 150,000	112,408 71,614	— —	18,540 44,000	20,000 20,000	170,223 112,548
Richard Carney	12-31-02	191,000	222,833	48,748	117,950	25,000	20,194
Vice President, Administration	12-31-01 12-31-00	182,000 170,000	61,425 50,000	9,352 7,310	37,080 22,000	15,000 15,000	18,560 28,827

(1)	Includes amounts deferred at the election of the named executive officer under the Company’s Executive Income Deferral Plan (see “Employment Agreements and Other Arrangements”).

(2)	Consists of awards under the Company’s Management Incentive Plans.

(3)	Includes tax gross-up payments in 2002 in connection with the vesting of Restricted Stock of Messrs. Manning, Hobbs and Carney in the amounts of $120,501, $80,334 and $40,167, respectively, and tax gross-up payments related to various other benefits including the use of a leased automobile and financial planning services.

(4)	The amounts in the table reflect the market value on the date of award of restricted shares of Common Stock (“Restricted Stock”). Total number and value of shares of Restricted Stock held as of December 31, 2002 (based on the $22.47 per share closing price of the Common Stock on December 31, 2002) for each named executive officer are: Kenneth P. Manning—103,000 shares/$2,314,410; Richard F. Hobbs—37,000 shares/$831,390; John L. Hammond—20,000 shares/$449,400; Ralph G. Pickles—6,000 shares/$134,820; and Richard Carney—12,000 shares/$269,640. Dividends are paid on Restricted Stock when paid on Common Stock.

(5)

Consists of Company contributions under certain benefit plans and other arrangements for the five named executive officers. These contributions are set forth in the following table. The Company’s Employee Stock Ownership Plan (“ESOP”) and Savings Plan are tax-qualified plans which are subject to government imposed annual limitations on contributions. The Company’s Supplemental Benefits Plan, a non-tax-qualified plan, replaces benefits which cannot be provided by the tax-qualified ESOP and Savings Plan because of these annual limitations. The amounts shown in the table below as contributed to the ESOP and Savings Plan which exceed the applicable annual limits were contributed to the Supplemental Benefits Plan. At the time the ESOP and Savings Plan were adopted to replace the Company’s former defined benefit pension plan, the Transition Retirement Plan, also a tax-qualified plan, was adopted to assure that affected employees would receive approximately the same level of benefits through normal retirement age that they would have received under the former defined benefit pension plan. The named executive officers do not participate in the Transition Retirement Plan but a benefit equivalent to what they would have received thereunder is contributed to the Supplemental Benefits Plan. Non-U.S. employees maintain the retirement benefits from their home country. Mr. Pickles’ participation in the Sensient Technologies Pension Plan is in lieu of the ESOP and Savings Plan.

	ESOP			Savings Plan			Transition Plan Benefit Equivalent			Sensient Technologies Pension Plan
	2002	2001	2000	2002	2001	2000	2002	2001	2000	2002	2001	2000
Mr. Manning	$44,889	$39,480	$75,601	$44,889	$39,480	$50,401	$2,127	$2,127	$2,127	—	—	—
Mr. Hobbs	19,759	17,280	29,545	19,759	17,280	19,697	1,722	1,722	1,722	—	—	—
Mr. Hammond	13,331	11,520	19,076	13,331	11,520	12,718	—	—	—	—	—	—
Mr. Pickles	—	—	—	—	—	—	—	—	—	$24,800	$23,900	$15,000
Mr. Carney	10,097	9,280	17,296	10,097	9,280	11,531	—	—	—	—	—	—

(6)	Includes payments to Mr. Pickles to equalize cost-of-living and housing differences of $146,000 in 2002 and 2001 and $97,548 in 2000 related to assignment outside of home country.

Stock Options

The following table sets forth information concerning the grant of stock options under the Company’s 1998 Stock Option Plan during 2002 to the named executive officers.

	Number of Securities Underlying Options Granted (#)(1)	Percentage of Total Options Granted to Employees in 2002	Exercise or Base Price ($/share)(2)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Ten-Year Option Term (3)
Name					5%	10%
Kenneth P. Manning	150,000	24.7%	$23.19	12/9/2012	2,187,610	5,543,833
Richard F. Hobbs	50,000	8.2%	23.19	12/9/2012	729,203	1,847,944
John L. Hammond	25,000	4.1%	23.19	12/9/2012	364,602	923,972
Ralph G. Pickles	20,000	3.3%	23.19	12/9/2012	291,681	739,178
Richard Carney	25,000	4.1%	23.19	12/9/2012	364,602	923,972
All Shareholders (4)	—	—	—	—	688,494,961	1,744,781,409

(1)	The options reflected in the table were granted on December 9, 2002, under the Company’s 1998 Stock Option Plan (the “1998 Plan”) and include both incentive stock options under Section 422 of the Internal Revenue Code and nonstatutory stock options. The exercise price of each option granted was equal to 100% of the fair market value of the Common Stock on the date of grant. The options granted vest in increments of one-third of the total grant on each of the first, second and third anniversaries of the grant date. The options are subject to early vesting in the event of the individual’s death, disability or retirement. Upon a “Change of Control” of the Company (as defined in the 1998 Plan), all options then outstanding will become immediately exercisable in full.

(2)	The exercise price of options may be paid in cash or its equivalent, by delivering previously issued shares of Common Stock, or any combination thereof, or by electing to have the Company withhold shares of Common Stock issuable upon exercise with a fair market value equal to the exercise price.

(3)

The option values presented were calculated based on a per-share price of $23.19 on the date of grant at assumed 5% and 10% annualized rates of appreciation for the term of the grant. The actual value, if any, that an individual may realize upon exercise will depend on the excess of the market price of the Common

Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an individual upon the exercise of an option will be at or near the value estimated under the model described above.

(4)	The potential realizable value for “All Shareholders” is determined on the assumption that the price of the Company’s Common Stock appreciated over the term of the options from the $23.19 per share market price as of the date of grant at an annualized rate (i) of 5% (which would result in a value on December 9, 2012, of $37.77 per share); and (ii) 10% (which would result in a value on December 9, 2012, of $60.14 per share). The “All Shareholders” information is calculated based on 47,208,710 shares of the Company’s Common Stock outstanding as of December 31, 2002. Thus, for comparative purposes, the total value of such Common Stock as of December 9, 2002, the date on which the options were granted, would be $1,094,769,985.

Aggregate Option Exercises in 2002 And Year-End Option Values

The following table sets forth information regarding the exercise of stock options by each of the named executive officers during 2002 and the year-end value of unexercised stock options held by such officers.

	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at End of 2002 (#)		Value of Unexercised In-the-Money Options at End of 2002 (1)($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Kenneth P. Manning (2)	—	—	641,100	300,000	2,233,701	416,500
Richard F. Hobbs	—	—	241,299	100,001	780,767	138,836
John L. Hammond	—	—	54,999	50,001	57,807	69,418
Ralph G. Pickles	—	—	47,465	42,835	116,875	67,141
Richard Carney	—	—	118,000	40,000	465,759	41,650

(1)	The dollar values were calculated by determining the difference between the fair market value of the underlying shares of Common Stock and the various applicable exercise prices of the named executive officers’ outstanding “in-the-money” options at the end of 2002. As provided by the Company’s 1990 Employee Stock Plan, 1994 Employee Stock Plan, 1998 Stock Option Plan and the 2002 Stock Option Plan, the fair market value of the underlying shares of Common Stock on any date is equal to the price of the Company’s Common Stock as reported on the New York Stock Exchange. On December 31, 2002, the closing price of the Common Stock as reported on the New York Stock Exchange was $22.47 per share.

(2)	On May 14, 2002 and August 16, 2002, in lieu of exercising options that were about to expire, Mr. Manning sold options to purchase 20,000 shares of Common Stock to the Company on each date for an aggregate of $195,850 and $156,650, respectively, equal to the excess of the fair market value of the underlying shares of Common Stock on the date of the sale ($24.73 and $22.77, respectively) over the exercise price of the options ($14.9375).

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

Employment Agreement.    The Company has an employment contract with Mr. Manning dated November 11, 1999. The term of the agreement is for three years, which is automatically extended annually for additional one-year periods, except that in no event will the term of his employment extend beyond the calendar month in which his 65th birthday occurs or he becomes disabled or dies. During this employment period, the agreement provides for the payment of base salary (subject to annual adjustment), plus bonus and customary fringe benefits. The agreement can be terminated by the Board of Directors with or without cause. If terminated without cause by the Board or for good reason by Mr. Manning (as defined therein), certain termination benefits are payable to Mr. Manning in an amount equal to three times the sum of his base salary then in effect and his target bonus for the fiscal year in which such termination occurred. Mr. Manning would also continue to receive certain fringe benefits for three years. In the event of a change of control of the Company, Mr. Manning’s employment contract would be superseded by a Change of Control Employment and Severance Agreement as described below, except that he would be entitled to retain certain retirement and disability benefits under his employment contract.

Change of Control Employment and Severance Agreements.    The Company also has Change of Control Employment and Severance Agreements with each of its executive officers (including the named executive officers) who are part of the executive officer group. Each of these agreements provides that in the event of a “Change of Control,” as defined in the respective agreement, the Company will continue to employ the executive for a period of three years following the date of such Change of Control. During this employment period, the executive will receive as compensation a base salary, subject to annual adjustment, bonus awards in accordance with past practice and all other customary fringe benefits in effect as of the date of the Change of Control. The agreements can be terminated upon 30 days’ notice by the Company in the event of the executive’s disability. The agreements can also be terminated by the Company for “cause” and by the executive for “good reason.” If terminated by the Company other than for cause or disability, or by the executive for good reason, the Company will pay the executive an amount equal to the sum of (i) accrued unpaid deferred compensation and vacation pay and (ii) three times the executive’s base salary plus the highest annual bonus for the last five fiscal years. The executive will also be entitled to coverage under existing benefit plans and fringe benefits for three years and a payment equal to the vested amounts plus a payment equal to three additional years of employer contributions under the Savings Plan, ESOP, Pension Plan and Supplemental Benefits Plan (including the Transition Plan benefit equivalent described in footnote (5) to the Summary Compensation Table). The Savings Plan, ESOP, Pension Plan and Supplemental Benefits Plan provide for full vesting of all accounts upon the occurrence of a Change of Control. In addition, payments under the Company’s Supplemental Executive Retirement Plan, described below (“SERP”), are calculated based on an adjusted final salary reflecting three additional years of salary increases consistent with past practice. If terminated for cause, the Company will pay the executive his annual base salary through termination. If the executive’s employment is terminated by reason of death or disability, the Company will pay certain accrued obligations and other customary death or disability benefits. In all cases, the Company will provide the executive with a tax gross-up payment to reimburse the executive for any excise taxes assessed against any payments made to the executive, as well as all taxes on the gross-up payment.

SERP.    The SERP provides a non-qualified supplemental executive retirement benefit for selected officers and key employees. Generally, participants contribute to the plan, in each year until death or retirement, an amount equivalent to a term insurance premium applicable to a life insurance benefit of three times the participant’s base salary in effect on the date of acceptance into the plan, unless all amounts were previously paid under a predecessor plan. A pre-retirement survivor income benefit equal to 20%, 25%, 30% or 40% of the sum of base salary and 50% (100% for the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) of the highest annual bonus for the last five fiscal years for certain officers, including four of the named executive officers, payable for 15 or 20 years is available to designated beneficiaries if the participant dies prior to retirement. At the time of retirement, the participant may continue the survivor income benefit or elect to receive a supplemental retirement income benefit equal to 20%, 25%, 30% or 40% of the sum of base salary and 50% (100% for the Company’s Chief Executive Officer, Chief Operating Officer and Chief Financial Officer) of the highest annual bonus for the last five fiscal years for certain officers, including four of the named executive officers, for 15 or 20 years or an actuarially equivalent joint and survivor benefit. A participant may receive his retirement income benefit as a lump sum distribution by making an advance election therefor or by accepting an actuarially reduced benefit. In the event of a Change of Control, lump sum distributions are required. The benefit obligations under the SERP are funded under Rabbi Trust B described below under “Funding Arrangements.” Four of the named executive officers participate in the SERP. Under their respective agreements under the SERP, each of the participating named executive officers is entitled to 20 years of benefits, and the applicable percentages of pre-retirement survivor income benefits and supplemental retirement income benefits for the participating named executive officers are 40% for Mr. Manning, 30% for Messrs. Hobbs and Hammond and 25% for Mr. Carney.

Executive Income Deferral Plan.    Under the Executive Income Deferral Plan, executives of the Company (including the named executive officers) are entitled to defer up to 25% of their annual salary. Amounts deferred earn interest at the average interest rate on AAA rated corporate bonds and are payable upon retirement over a 15 year period, unless the executive elects to receive an actuarially equivalent joint and survivor benefit, reduced by up to 20% depending upon the executive’s age at retirement. The Company’s obligations under the Executive Income Deferral Plan are also funded by Rabbi Trust B.

Funding Arrangements.    The Company has established three so-called “Rabbi Trusts” by entering into trust agreements with a trustee to assure the satisfaction of the obligations of the Company under various plans and agreements to make deferred and other payments to certain of its past, present and future executives and directors, including the named executive officers. Rabbi Trust A requires the Company to deposit assets into (“fund”) the Trust in the event of a “Change of Control” (as defined therein) in an amount sufficient to satisfy the Company’s obligations to Mr. Manning, the other named executive officers, and other executive officers under the Change of Control Employment and Severance Agreements with those individuals (except to the extent that those obligations consist of benefits covered by Rabbi Trust B). Rabbi Trust A is currently not funded except with a nominal amount of assets, and is currently revocable but will become irrevocable once it is funded. The Board may elect to fund Rabbi Trust A in whole or in part prior to the occurrence of a Change of Control. Rabbi Trust B was created to fund the Company’s obligations under various employee benefit plans, including four plans in which the named executive officers may participate: the SERP, the Supplemental Benefits Plan, and the Executive and Management Income Deferral Plans. The Company makes annual contributions to Rabbi Trust B and it currently holds approximately $19 million of assets. Rabbi Trust B is irrevocable. Rabbi Trust C was created to assure that payments to non-employee directors under the director retirement and Deferred Compensation plans described under “Director Compensation and Benefits” will not be improperly withheld. Rabbi Trust C is currently funded with a nominal amount, and is also funded from time to time as payouts are made under these plans, although the Board may elect to fund it at any time. Rabbi Trust C is irrevocable. Each of the Rabbi Trusts will terminate upon the earlier of the exhaustion of the trust corpus or the final payment to the directors or executives pursuant to the respective plans and agreements covered thereby, and any remaining assets will be paid to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In 2002 the Company engaged Radiant, Inc., a firm in which Kenneth J. Manning, son of the Company’s Chairman & Chief Executive Officer, is a principal, to develop a new company website, manage the branding conversion to Sensient Technologies Corporation, assist in the production of the Annual Report and to create project management software for information technology and engineering projects. It is anticipated that Radiant will complete its work for the Company by mid-2003. Radiant was paid $337,000 in 2002 for these services which is competitive with amounts that would be paid to other third parties in similar transactions. Radiant, located in San Francisco, California, is a premier information technology consulting firm and its principals have worked with clients such as Cisco Systems, eBay, Intel, Staples and Sun Microsystems.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors to file initial reports of beneficial ownership (on Form 3) and reports of changes in beneficial ownership (primarily on Form 4 or in limited instances on Form 5) with the Securities and Exchange Commission (“SEC”) and the New York Stock Exchange. SEC regulations require officers and directors to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, and upon certifications from reporting persons who did not file year-end reports on Form 5 that no such reports were required, the Company believes that during the year ended December 31, 2002, all its officers and directors complied with Section 16(a) filing requirements except that there was an inadvertent failure to timely file a Form 5 on behalf of Richard J. Malin with respect to a grant of options in April 2001.

COMPANY STOCK PERFORMANCE

The following graph compares the cumulative annual change since December 31, 1997 of the total shareholder return on the Common Stock with: (i) the total return on the Standard & Poor’s Midcap Food Products Index (the “S&P Food Products Index”); and (ii) the total return on the Standard & Poor’s 500 Composite Index (the “S&P Composite Index”), assuming that $100 was invested in each of the Common Stock, the stocks comprising the S&P Food Products Index and the stocks comprising the S&P Composite Index on December 31, 1997 and assuming that all dividends were reinvested at the end of the month in which they were paid.

ITEM 2.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Upon the recommendation of the Audit Committee, the Board, subject to shareholder ratification, has selected Deloitte & Touche LLP, certified public accountants, to audit the financial statements of the Company for the year ending December 31, 2003. Deloitte & Touche LLP has been the independent auditor of the Company for many years and has advised the Company that they are independent with respect to the Company.

Although not required by law to submit the appointment to a vote by shareholders, the Board believes it appropriate, as a matter of policy, to request that the shareholders ratify the appointment of Deloitte & Touche LLP as independent auditors for 2003. Assuming that a quorum is present, the selection of Deloitte & Touche LLP will be deemed to have been ratified if more shares are voted in favor of ratification than are voted against ratification. Under Wisconsin law, any shares of Common Stock which are not voted on this matter at the Meeting (whether by abstention, broker nonvote or otherwise) will have no effect on this matter. If the shareholders should not so ratify, the Board will reconsider the appointment.

Representatives of Deloitte & Touche LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they desire to do so and to respond to appropriate shareholder questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE

COMPANY’S INDEPENDENT AUDITORS FOR THE YEAR ENDING

DECEMBER 31, 2003. SHARES OF COMMON STOCK REPRESENTED AT

THE MEETING BY EXECUTED BUT UNMARKED PROXIES WILL BE

VOTED FOR THE RATIFICATION OF SUCH APPOINTMENT.

ITEM 3.

OTHER MATTERS

Company management knows of no business which will be presented for action at the Meeting other than those items identified in the Notice of Annual Meeting. Pursuant to the Company’s Bylaws, written notice of any shareholder proposals to be presented at the Meeting must have been received by the Secretary no later than March 5, 2003. As no notice of any shareholder proposals was received, no business may be brought before the Meeting by any shareholders. If other matters are brought before the Meeting by the Board of Directors, it is intended that proxies will be voted at the Meeting in accordance with the judgment of the person or persons exercising the authority conferred by such proxies.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

The Company welcomes comments or suggestions from its shareholders. In the event a shareholder desires to have a proposal formally considered at the annual shareholders’ meeting in April, 2004 and included in the proxy statement for that meeting, the proposal must be in writing and received by the Secretary of the Company on or before November 22, 2003 and must otherwise comply with the applicable rules of the Securities and Exchange Commission. Under the Company’s Bylaws, appropriate shareholder proposals will be presented at the 2004 annual meeting without inclusion in the proxy materials if such proposals are received by the Company no later than March 4, 2004.

In addition, the Company’s Bylaws establish procedures for shareholder nominations for election of directors of the Company and bringing business before any annual meeting of shareholders of the Company. Among other things, to bring business before an annual meeting or to nominate a person for election as a director at an annual meeting, a shareholder must give written notice to the Secretary of the Company not less than 50 days (and, in the case of nominations, not more than 90 days) prior to the third Thursday after the first Friday in the month of April next following the last annual meeting held. The notice must contain certain information about the proposed business or the nominee and the shareholder making the proposal.

Any shareholder interested in making a nomination or proposal should request a copy of the applicable Bylaw provisions from the Secretary of the Company and send any such nomination or proposal to the Secretary of the Company at the Company’s executive offices at 777 East Wisconsin Avenue, 11th Floor, Milwaukee, Wisconsin, 53202.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, SHAREHOLDERS ARE REQUESTED TO DATE, SIGN AND RETURN THE PROXY CARD OR VOTE BY PHONE OR BY INTERNET ACCORDING TO THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE. IF YOUR SHARES ARE REGISTERED IN THE NAME OF A BROKER OR BANK, ONLY YOUR BROKER OR BANK CAN SUBMIT THE PROXY CARD ON YOUR BEHALF. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND DIRECT HIM OR HER TO SUBMIT THE PROXY CARD ON YOUR BEHALF.

UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER, ADDRESSED TO THE SECRETARY OF THE COMPANY, THE COMPANY WILL PROVIDE TO SUCH SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY’S 2002 ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

By Order of the Board of Directors

John L. Hammond

Secretary

March 21, 2003

Appendix A

Audit Committee Charter—Section 3.14 of Company Bylaws

3.14    Audit Committee.    There shall be an Audit Committee of the Board of Directors. The purposes of the Committee are (1) to assist the Board of Directors in overseeing (a) the quality and integrity of the corporation’s financial statements, (b) the qualifications and independence of the corporation’s independent auditor, (c) the performance of the corporation’s internal audit function and independent auditor, and (d) the corporation’s compliance with legal and regulatory requirements; (2) to prepare the report of the Committee required to be included in the corporation’s annual proxy statement under the rules of the Securities and Exchange Commission.; and (3) to perform the duties and responsibilities set forth below. The provisions of this Section 3.14 shall constitute the Charter of the Audit Committee.

Membership

1.	The Committee shall have at least three (3) members. Each member of the Committee shall satisfy the independence requirements relating to directors and audit committee members (a) of the New York Stock Exchange and (b) under Section 10A(m) of the Securities Exchange Act of 1934 (the “Exchange Act”) and any related rules and exemptions promulgated thereunder by the Securities and Exchange Commission.

2.	The members of the Committee shall be appointed by the Board of Directors on the recommendation of the Nominating and Corporate Governance Committee, which shall recommend for Committee membership such directors as it believes are qualified. Members of the Committee shall serve at the pleasure of the Board of Directors and for such term or terms as the Board of Directors may determine.

3.	No director may serve as a member of the Committee if such director serves on the audit committee of more than two other public companies, unless the Board of Directors determines that such simultaneous service would not impair the ability of such director to effectively serve on the Committee.

4.	Each member of the Committee shall be financially literate, as such qualification is interpreted by the Board of Directors in its business judgment, or must become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee shall qualify as a financial expert, as such term is defined by the Securities and Exchange Commission pursuant to Section 407 of the Sarbanes-Oxley Act of 2002.

Structure and Operations

5.	One of the members of the Committee will be designated by the Board of Directors to serve as the Committee chairperson. The affirmative vote of a majority of the members of the Committee is necessary for the adoption of any resolution. The Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals of audit and non-audit services pursuant to Section 10A(i)(3) of the Exchange Act and any related rules promulgated thereunder by the Securities and Exchange Commission, which pre-approvals shall be presented to the full Committee at the next scheduled meeting.

6.

The Committee shall have a regularly scheduled meeting at least once every fiscal quarter, at such times and places as shall be determined by the Committee chairperson, and may have such additional meetings as the Committee chairperson or any two (2) of the Committee’s members deem necessary or desirable. The Committee may request (a) any officer or employee of the corporation, (b) the corporation’s outside counsel or (c) the corporation’s independent auditor to attend any meeting (or portions thereof) of the Committee, or to meet with any members of or consultants to the Committee, and to provide such information as the Committee deems necessary or desirable.

7.	The Committee shall meet separately, periodically, with management, with the corporation’s internal auditors (or other personnel responsible for the corporation’s internal audit function) and with the independent auditor.

Duties and Responsibilities

The Committee’s duties and responsibilities shall include all of the following items, and such other matters as may from time to time be delegated to the Committee by the Board of Directors:

Reports to the Board of Directors; Review of Committee Performance and Charter

8.	The Committee shall report regularly to the Board of Directors and review with the Board of Directors any issues that arise with respect to: (i) the quality or integrity of the corporation’s financial statements; (ii) the performance and independence of the corporation’s independent auditor; (iii) the performance of the corporation’s internal audit function; and (iv) the corporation’s compliance with legal and regulatory requirements.

9.	The Committee shall undertake and review with the Board of Directors an annual performance evaluation of the Committee, which shall compare the performance of the Committee with the requirements of this Charter and set forth the goals and objectives of the Committee for the upcoming year. The performance evaluation by the Committee shall be conducted in such manner as the Committee deems appropriate. The report to the Board of Directors may take the form of an oral report by the chairperson of the Committee or any other member of the Committee designated by the Committee to make this report.

10.	The Committee shall review and reassess the adequacy of this charter at least annually and recommend any proposed changes to the Board of Directors for approval.

The Corporation’s Relationship With the Independent Auditor

11.	The Committee shall have the sole and direct responsibility and authority for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, evaluation and oversight of the work of each independent auditor employed by the corporation for the purpose of preparing or issuing an audit report or related work, and each such independent auditor shall report directly to the Committee. The Committee shall be responsible for resolving disagreements between management and each such independent auditor regarding financial reporting.

12.	The Committee shall have the responsibility and authority to approve, in advance of the provision thereof, all audit services and, subject to Section 10A(i) of the Exchange Act and rules promulgated thereunder, all non-audit services to be provided to the corporation by any such independent auditor. The Committee shall have the sole authority to approve any compensation payable by the corporation for any approved audit or non-audit services to any such independent auditor, including the fees, terms and conditions for the performance of such services.

13.	The Committee shall review the independent auditors’ audit plan, including its scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

14.	The Committee shall, at least annually: (i) obtain a written report by the independent auditor describing, to the extent permitted under applicable auditing standards: (a) the independent auditor’s internal quality-control procedures; (b) any material issues raised by the most recent quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditor, and any steps taken to deal with any such issues; and (c) all relationships between the independent auditor and the corporation; and (ii) review the foregoing report and the independent auditor’s work throughout the year and evaluate the independent auditor’s qualifications, performance and independence, including a review and evaluation of the lead partner on the independent auditor’s engagement with the corporation, and present its conclusions to the Board of Directors and, if so determined by the Committee, recommend that the Board of Directors take additional action to satisfy itself of the qualifications, performance and independence of the independent auditor.

15.	The Committee shall, at least annually, discuss with the independent auditor, out of the presence of management if deemed appropriate: (i) the matters required to be discussed by Statement on Auditing Standards 61, as it may be modified or supplemented, relating to the conduct of the audit; (ii) the audit process, including, without limitation, any problems or difficulties encountered in the course of the performance of the audit, including any restrictions on the independent auditor’s activities or access to requested information imposed by management, and management’s response thereto, and any significant disagreements with management; and (iii) the corporation’s internal controls and the responsibilities, budget and staffing of the corporation’s internal audit function, including any “management” or “internal control” letter issued or proposed to be issued by such auditor to the corporation.

16.	The Committee shall establish policies for the corporation’s hiring of employees or former employees of the independent auditor.

17.	The Committee shall review, and discuss as appropriate with management, the internal auditors and the independent auditor, the report of the independent auditor required by Section 10A(k) of the Exchange Act.

Financial Reporting and Disclosure Matters

18.	The Committee shall review and discuss with management and the independent auditor:

(i)	prior to the annual audit, the scope, planning and staffing of the annual audit;

(ii)	the corporation’s annual audited financial statements and quarterly financial statements, including the corporation’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the results of the independent auditor’s reviews of the quarterly financial statements;

(iii)	significant issues regarding accounting and auditing principles and practices and financial statement presentations, including all critical accounting policies and estimates, any significant changes in the corporation’s selection or application of accounting principles and any significant issues as to the adequacy of the corporation’s internal controls and any special audit steps adopted in light of material control deficiencies;

(iv)	analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements;

(v)	the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

(vi)	any significant changes to the corporation’s auditing and accounting principles and practices suggested by the independent auditor, internal audit personnel or management; and

(vii)	management’s internal control report prepared in accordance with rules promulgated by the Securities and Exchange Commission pursuant to Section 404 of the Sarbanes-Oxley Act.

19.	The Committee shall recommend to the Board of Directors whether the annual audited financial statements should be included in the corporation’s Annual Report and Form 10-K.

20.	The Committee shall review and discuss with management the corporation’s practices regarding earnings press releases and the provision of financial information and earnings guidance by management to analysts and ratings agencies.

21.	The Committee shall periodically review and discuss with management the corporation’s guidelines and policies with respect to the process by which the corporation undertakes risk assessment and risk management, including discussion of the corporation’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Committee shall not be required to undertake these reviews and discussions to the extent they are performed by the Finance Committee of the corporation.

22.	The Committee shall review and discuss with the Chief Executive Officer and Chief Financial Officer the procedures undertaken in connection with the Chief Executive Officer and Chief Financial Officer certifications for Forms 10-K, Forms 10-Q and other reports including their evaluation of the corporation’s disclosure controls and procedures and internal controls.

23.	The Committee shall annually obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Exchange Act and any other applicable rules or regulations.

Internal Audit, Compliance Matters and Other

24.	The Committee shall review the budget, activities, organizational structure, qualifications and performance of the internal audit department, as needed.

25.	The Committee shall review any reports to management covering issues which are material to the company’s financial statements prepared by internal audit personnel, and management’s responses.

26.	The Committee shall establish and maintain procedures for: (i) the receipt, retention, and treatment of complaints received by the corporation regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the corporation of concerns regarding questionable accounting or auditing matters.

27.	The Committee shall review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the corporation’s financial statements or accounting policies.

28.	On at least an annual basis, the Committee shall review with the corporation’s counsel, any legal matters that could have a significant impact on the corporation’s financial statements, the corporation’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

29.	The Committee shall exercise such other powers and perform such other duties and responsibilities as are required or recommended under New York Stock Exchange rules.

30.	The Committee shall exercise such other powers and perform such other duties and responsibilities as are incidental to the purposes, duties and responsibilities specified herein and as may from time to time be delegated to the Committee by the Board of Directors.

Authority and Resources

The Committee may, without further approval by the Board of Directors, obtain such advice and assistance, including, without limitation, the performance of special audits, reviews and other procedures, from outside accounting, legal or other advisors as the Committee determines to be necessary or advisable in connection with the discharge of its duties and responsibilities hereunder. Any accounting, legal or other advisor retained by the Committee may, but need not, be in the case of an outside accountant, the same accounting firm employed by the corporation for the purpose of rendering or issuing an audit report on the corporation’s annual financial statements, or in the case of an outside legal or other advisor, otherwise engaged by the corporation for any other purpose.

The corporation shall pay to the independent auditor employed by the corporation for the purpose of rendering or issuing an audit report and to any outside accounting, legal or other advisor retained by the Committee pursuant to the preceding paragraph such compensation, including, without limitation, usual and customary expenses and charges, as shall be determined by the Committee.

SENSIENT TECHNOLOGIES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

To be held Thursday, April 24, 2003

2:00 p.m. Eastern Time

Four Seasons Hotel, 2800 Pennsylvania Avenue, NW

Washington, DC

[LOGO] SENSIENT	Sensient Technologies Corporation
777 East Wisconsin Avenue
	Milwaukee, Wisconsin 53202	proxy

This proxy is solicited on behalf of the Board of Directors of Sensient Technologies Corporation.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees listed in Item 1 and “FOR” Item 2.

By signing this proxy, you revoke all prior proxies and constitute and appoint KENNETH P. MANNING and JOHN L. HAMMOND, and each of them, with full power of substitution, your true and lawful Proxies, to represent and vote, as designated below, all shares of Common Stock of Sensient Technologies Corporation which you are entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, DC, on Thursday, April 24, 2003, 2:00 p.m. Eastern Time, and at any adjournment thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

| COMPANY #	|
| CONTROL #	|

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 23, 2003.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
•	Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/sxt/—QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 23, 2003.
•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card appearing below, then fold this sheet along the dotted line and return this sheet in the postage-paid envelope we’ve provided or return to Sensient Technologies Corporation, c/o Shareowner Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

The Board of Directors Recommends a Vote FOR all Nominees listed in Item 1 and FOR Item 2.

1. Election of directors:	01 John F. Bergstrom	03 Kenneth P. Manning
02 William V. Hickey

☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote

for any Indicated nominee, write the number(s) of                                                                  |                                                                  |

the nominee(s) in the box provided to the right.)

\/ Please fold here \/

2.  Proposal to ratify the appointment of Deloitte & Touche LLP, certified public accountants, as the independent auditors of the Company for fiscal 2003.

☐ For ☐ Against ☐ Abstain

3.  In their discretion, the Proxies are authorized to Vote upon such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2.

Address Change? Mark Box ☐ Indicate changes below:	The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Date

|                                                                                       |

|                                                                                       |

Signature(s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing a proxy.

SENSIENT TECHNOLOGIES CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

To be held Thursday, April 24, 2003

2:00 p.m. Eastern Time

Four Seasons Hotel, 2800 Pennsylvania Avenue, NW

Washington, DC

[LOGO] SENSIENT	Sensient Technologies Corporation
777 East Wisconsin Avenue
	Milwaukee, Wisconsin 53202	proxy

This proxy is solicited on behalf of the Board of Directors of Sensient Technologies Corporation.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” all nominees listed in Item 1 and “FOR” Item 2.

By signing this proxy, you revoke all prior proxies and constitute and appoint KENNETH P. MANNING and JOHN L. HAMMOND, and each of them, with full power of substitution, your true and lawful Proxies, to represent and vote, as designated below, all shares of Common Stock of Sensient Technologies Corporation which you are entitled to vote at the Annual Meeting of Shareholders of such corporation to be held at the Four Seasons Hotel, 2800 Pennsylvania Avenue, NW, Washington, DC, on Thursday, April 24, 2003, 2:00 p.m. Eastern Time, and at any adjournment thereof.

See reverse for voting instructions.

There are three ways to vote your Proxy

| Company#                     |

| Control#                        |

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (ET) on April 23, 2003. You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above. . Follow the simple instructions the voice provides you.

VOTE BY INTERNET—http://www.eproxy.com/sxt/—QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on April 23, 2003.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.

VOTE BY MAIL

Mark, sign and date your proxy card appearing below, then fold this sheet along the dotted line and return this sheet in the postage-paid envelope we’ve provided or return it to Sensient Technologies Corporation, c/o Shareholder Services, P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by Phone or Internet, please do not mail your Proxy Card

Savings Plan—401(K) or Employee Stock Ownership Plan—“ESOP”

The Board of Directors Recommends a Vote FOR all Nominees listed in Item 1 and FOR Item 2.

1. Election of directors:	01 John F. Bergstrom	03 Kenneth P. Manning
02 William V. Hickey
☐ Vote FOR all nominees (except as marked)	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote

for any indicated nominee, write the number(s) of                                                      |                                              |

the nominee(s) in the box provided to the right.)

\/ Please fold here \/

2.	Proposal to ratify the appointment of Delottie & Touche LLP, certified public accountants, as the independent auditors of the Company for fiscal 2003.

☐ For	☐ Against	☐ Abstain

3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjustment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED “FOR” ALL NOMINEES LISTED IN ITEM 1 AND “FOR” ITEM 2.

Address Change? Mark Box ☐ Indicate Changes below:	The undersigned acknowledges receipt of the Notice of said Annual Meeting and the accompanying Proxy Statement and Annual Report.

Date

| |
| |

Signature (s) in Box

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc, should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.